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                                                                   Exhibit 23.02

                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Centaur Pharmaceuticals, Inc., pertaining to the 1993 Equity Incentive Plan, the 1998 Equity Incentive Plan, and the 1998 Directors Stock Option Plan, of our report dated April 28, 1998, except for Note 9 as to which the date is September 29, 1998, with respect to the financial statements of Centaur Pharmaceuticals, Inc. for the year ended December 31, 1997, included in its Registration Statement (Form S-1) filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                               Ernst & Young LLP


Palo Alto, California
January 29, 1999